Investors: Salli Schwartz +1.858.291.6421 ir@illumina.com

Media: David McAlpine +1.347.327.1336 pr@illumina.com

Illumina Reports Financial Results for First Quarter of Fiscal Year 2023;
Announces Commitment to Accelerate Margin Growth

•Revenue of $1.09 billion for Q1 2023, up 1% from Q4 2022; down 11% from Q1 2022 (down 9% on a constant currency basis)
•GAAP diluted EPS of $0.02 for Q1 2023, compared to GAAP diluted EPS of $0.55 for Q1 2022
•Non-GAAP diluted EPS of $0.08 for Q1 2023, compared to non-GAAP diluted EPS of $1.07 for Q1 2022
•Reiterating fiscal year 2023 consolidated revenue guidance of 7% to 10% growth from 2022, including Core Illumina revenue growth of 6% to 9% and GRAIL revenue in the range of $90 million to $110 million
•Expect GAAP diluted loss per share of $(0.28) to $(0.03) for fiscal year 2023
•Reiterating non-GAAP diluted EPS guidance of $1.25 to $1.50 for fiscal year 2023
•Committing to Core Illumina non-GAAP operating margins of 25% for fiscal year 2024 and 27% for fiscal year 20251
•Announcing a plan to achieve more than $100 million in annualized run rate cost savings to accelerate margin improvement and create flexibility for further investment in high-growth areas

San Diego, April 25, 2023 /PRNewswire/ -- Illumina, Inc. (Nasdaq: ILMN) (“Illumina” or the “company”) today announced its financial results for the first quarter of fiscal year 2023, which include the consolidated financial results for GRAIL.

“The year is off to a solid start, led by NovaSeq X outperforming expectations in both customer demand and manufacturing supply,” said Francis deSouza, Chief Executive Officer. “We shipped 67 NovaSeq X instruments in the first quarter, exceeding our plan. Demand remains strong, with our quarter-end NovaSeq X order book standing at over 200 instruments. We continue to work closely with our customers and partners to help them manage the challenging macroeconomic environment and to deliver on our 2023 goals. Our commitment to higher margins will set Illumina on the best path to deliver long-term sustainable success for our shareholders."

First quarter consolidated results

	GAAP		Non-GAAP (a)
Dollars in millions, except per share amounts	Q1 2023	Q1 2022	Q1 2023	Q1 2022
Revenue	$1,087	$1,223	$1,087	$1,223
Gross margin	60.3%	66.6%	64.7%	69.9%
Research and development (“R&D”) expense	$341	$323	$339	$323
Selling, general and administrative (“SG&A”) expense	$378	$308	$343	$320
Operating (loss) profit	$(64)	$184	$21	$212
Operating margin	(5.7)%	15.0%	1.9%	17.3%
Tax rate	103.9%	38.3%	27.3%	17.8%
Net income	$3	$86	$13	$169
Diluted earnings per share	$0.02	$0.55	$0.08	$1.07
(a) See the tables included in the “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.

__________________________________
1 The company only provides non-GAAP measures for operating margin targets because of the difficulty of projecting with reasonable certainty the financial impact of specific GAAP operating adjustments. Please see Illumina’s “Statement regarding use of non-GAAP financial measures” for more information.

Capital expenditures for free cash flow purposes were $52 million for Q1 2023. Cash flow provided by operations was $10 million, compared to $172 million in the prior year period. Free cash flow (cash flow provided by operations less capital expenditures) was $(42) million for the quarter, compared to $111 million in the prior year period. Depreciation and amortization expenses were $107 million for Q1 2023. At the close of the quarter, the company held $1,518 million in cash, cash equivalents and short-term investments, compared to $2,037 million as of January 1, 2023. During the first quarter, the company used $500 million to repay the outstanding principal of our 2023 term notes that matured in March.

First quarter segment results
Illumina has two reportable segments, Core Illumina and GRAIL.

Core Illumina

	GAAP		Non-GAAP (a)
Dollars in millions	Q1 2023	Q1 2022	Q1 2023	Q1 2022
Revenue (b)	$1,076	$1,221	$1,076	$1,221
Gross margin (c)	63.8%	69.7%	65.2%	70.2%
R&D expense	$259	$238	$257	$238
SG&A expense	$286	$251	$257	$267
Operating profit	$142	$362	$187	$352
Operating margin	13.2%	29.6%	17.4%	28.8%

(a) See Table 3 included in the “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.
(b) Core Illumina revenue for Q1 2023 was down 12% from Q1 2022, and down 10% on a constant currency basis. Amounts for Q1 2023 and Q1 2022 included intercompany revenue of $9 million and $8 million, respectively, which is eliminated in consolidation.
(c) The year-over-year decrease in gross margin was primarily driven by less fixed cost leverage on lower manufacturing volumes and lower instrument margins due to the NovaSeq X launch, which is typical for a new platform introduction.

GRAIL

	GAAP		Non-GAAP (a)
In millions	Q1 2023	Q1 2022	Q1 2023	Q1 2022
Revenue	$20	$10	$20	$10
Gross (loss) profit	$(25)	$(29)	$9	$5
R&D expense	$86	$85	$86	$85
SG&A expense	$93	$58	$87	$54
Operating loss	$(204)	$(172)	$(164)	$(134)

(a) See Table 3 included in the “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.

Key announcements by Illumina since Illumina’s last earnings release
•Launched Illumina Complete Long Read Prep, Human, which enables access to both long- and short-read data on the same instrument for the first time
•Partnered with Henry Ford Health, a not-for-profit health care organization in the Detroit metro area, to assess the impact of comprehensive genomic testing in cardiovascular disease
•Launched Illumina Connected Insights, a new cloud-based software enabling tertiary analysis for clinical next-generation sequencing (NGS) data, with applications for oncology and soon rare diseases
•Celebrated the company’s 25th anniversary, a quarter-century after its founding in San Diego in April 1998

•Expanded strategic partnership with Myriad Genetics to broaden access and availability of oncology homologous recombination deficiency (HRD) testing in the United States; under the agreement, Illumina TruSight™ Oncology 500 HRD (TSO 500 HRD), a research-use-only test, is now available in the US
•Received the international privacy certification (ISO/IEC 27701) of six of Illumina’s cloud-based informatics programs, recognizing that the company implements, and complies with, robust, international data privacy requirements
•Exceeded more than 200 orders for the revolutionary NovaSeq X, representing a diverse customer base spanning research and clinical customer segments in nearly 30 countries
•Was granted expedited appellate review of the FTC order to divest GRAIL

A full list of recent Illumina announcements can be found in the company’s News Center.

Key announcements by GRAIL since Illumina’s last earnings release
•Announced that the 140,000 participant NHS trial has successfully reached its halfway point, with over half of the study participants having returned for their second annual blood draw, and is currently progressing as planned to achieve its targeted retention rates
•Announced that FirstHealth of the Carolinas, Inc., a health system serving patients in 15 counties in the mid-Carolinas, will offer Galleri® to eligible patients in North Carolina
•Expanded existing partnership with Providence Health System, one of the largest health systems in the western US, to offer multi-cancer early detection screening as part of clinical care to eligible individuals across the entire Providence health system, consisting of 53 hospitals and 900 clinics across seven states
•Announced that John Hancock, one of the largest life insurers in the US, expanded access to Galleri® to eligible life insurance customers participating in the John Hancock Vitality PLUS program following a successful pilot program
•Presented new data at the American Association for Cancer Research (AACR) Annual Meeting 2023 showcasing the performance of its methylation technology, which had a cancer detection rate of 92% in patients with relapsed or refractory disease across six hematological malignancies

A full list of recent GRAIL announcements can be found in GRAIL’s Newsroom.

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance, including the company’s Core Illumina and GRAIL segments. Please see our Reconciliation of Consolidated Non-GAAP Financial Guidance included in this release for a reconciliation of these GAAP and non-GAAP financial measures.

For fiscal year 2023, the company continues to expect consolidated revenue growth of 7% to 10% compared to fiscal year 2022. The company continues to expect Core Illumina revenue growth of 6% to 9% compared to fiscal year 2022. GRAIL revenue is still expected to be in the range of $90 million to $110 million.

The company now expects GAAP diluted loss per share of $(0.28) to $(0.03) and still expects non-GAAP diluted earnings per share of $1.25 to $1.50. The GAAP and non-GAAP diluted (loss) earnings per share guidance ranges continue to assume that the existing R&D capitalization requirements are not repealed in fiscal year 2023 and, as a result, reflect a tax expense impact of approximately $75 million.

Commitment to higher margins; announcing $100 million in run rate cost savings
The company commits to achieving Core Illumina non-GAAP operating margins of 25% in 2024 and 27% in 2025.

Building on the cost reduction steps announced in November 2022, Illumina will further reduce its annualized run rate expenses by more than $100 million beginning later in 2023. These cost savings will accelerate progress toward higher margins as well as free up capital to increase investment in high-growth areas. The company will continue to prioritize and invest in initiatives that generate highly differentiated products that are valued by Illumina’s customers.

Illumina will achieve these savings through a combination of several actions. We will leverage the recent modularization of R&D innovation created as part of the NovaSeq X development, including XLEAP-SBS and new flow cell technology, to lower the cost and accelerate time to market for future platforms. The company will achieve additional savings through leveraging its global footprint, enabling activities at more cost-effective hubs. The company is also streamlining its organization and processes, including rationalizing its global real estate portfolio and third-party vendor spend, as well as accelerating IT optimization efforts.

The company only provides non-GAAP measures for operating margin targets because of the difficulty of projecting with reasonable certainty the financial impact of specific GAAP operating adjustments. Please see Illumina’s “Statement regarding use of non-GAAP financial measures” for more information.

Conference call information
The conference call will begin at 2 p.m. Pacific Time (5 p.m. Eastern Time) on Tuesday, April 25, 2023. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website under the “Company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 877.502.9276 or +1.313.209.4906 outside North America, both using conference ID 1539055. To ensure timely connection, please dial in at least ten minutes before the scheduled start of the call.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted earnings per share, net income, gross margin, operating expenses, including research and development expense, selling general and administrative expense, and from time to time, as applicable, legal contingencies and settlement, and goodwill impairment, operating income (loss), operating margin, gross profit (loss), other income (expense), tax provision, constant currency revenue growth, and free cash flow (on a consolidated and, as applicable, segment basis for our Core Illumina and GRAIL segments) in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets among others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release, as well as the effects of currency translation. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures related to our Core Illumina and GRAIL segments. Additionally, non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

The company only provides non-GAAP measures for operating margin targets because of the difficulty of projecting with reasonable certainty the financial impact of specific GAAP operating adjustments, such as acquisition-related expenses, gains and losses from our strategic investments, fair value adjustments related to contingent consideration and contingent value rights, potential future asset impairments, restructuring activities, and the ultimate outcome of pending litigation without unreasonable effort. These items are uncertain, inherently difficult to predict, depend on various factors, and could have a material impact on GAAP measures for the operating margin target periods. For the same reasons, the company is unable to address the significance of the unavailable information, which could be material to future results.

Use of forward-looking statements
This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) our ability to manufacture robust instrumentation and consumables; (v) the success of products and services competitive with our own; (vi) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (vii) the impact of recently launched or pre-announced products and services on existing products and services; (viii) our ability to modify our business strategies to accomplish our desired operational goals; (ix) our ability to realize the anticipated benefits from prior or future actions to streamline and improve our R&D processes, reduce our operating expenses and maximize our revenue growth; (x) our ability to further develop and commercialize our instruments, consumables, and products, including Galleri, the cancer screening test developed by GRAIL, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (xi) the risks and costs associated with our ongoing inability to integrate GRAIL due to the interim measures imposed on us by the European Commission as a result of their prohibition of our acquisition of GRAIL and an order issued by the Federal Trade Commission requiring that we divest GRAIL; (xii) the risks and costs associated with the integration of GRAIL’s business if we are ultimately able to integrate GRAIL; (xiii) the risk that disruptions from the consummation of our acquisition of GRAIL and associated legal or regulatory proceedings, including related appeals, or obligations will harm our business, including current plans and operations; (xiv) the risk of incurring fines associated with the consummation of our acquisition of GRAIL and the possibility that we may be required to divest all or a portion of the assets or equity interests of GRAIL on terms that could be materially worse than the terms on which we acquired GRAIL; (xv) our ability to obtain approval by third-party payors to reimburse patients for our products; (xvi) our ability to obtain regulatory clearance for our products from government agencies; (xvii) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xviii) uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth, COVID-19 pandemic mitigation measures, or armed conflict; (xix) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (xx) legislative, regulatory and economic developments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. In 2023, we celebrate 25 years of innovation, which has established us as a global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and connect with us on Twitter, Facebook, LinkedIn, Instagram, TikTok and YouTube.

About GRAIL
GRAIL is a healthcare company whose mission is to detect cancer early, when it can be cured. GRAIL is focused on alleviating the global burden of cancer by developing pioneering technology to detect and identify multiple deadly cancer types early. The company is using the power of next-generation sequencing, population-scale clinical studies, and state-of-the-art computer science and data science to enhance the scientific understanding of cancer biology, and to develop its multi-cancer early detection blood test. GRAIL is headquartered in Menlo Park, CA with locations in Washington, D.C., North Carolina, and the United Kingdom. GRAIL, LLC, is a wholly-owned subsidiary of Illumina, which currently must be held and operated separately and independently from Illumina pursuant to interim measures ordered by the European Commission, which prohibited our acquisition of GRAIL on September 6, 2022. For more information, please visit www.grail.com.

# # #

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	April 2, 2023	January 1, 2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,494	$2,011
Short-term investments	24	26
Accounts receivable, net	665	671
Inventory, net	586	568
Prepaid expenses and other current assets	403	285
Total current assets	3,172	3,561
Property and equipment, net	1,082	1,091
Operating lease right-of-use assets	658	653
Goodwill	3,239	3,239
Intangible assets, net	3,237	3,285
Other assets	423	423
Total assets	$11,811	$12,252

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$242	$293
Accrued liabilities	1,239	1,232
Term notes, current portion	—	500
Convertible senior notes, current portion	749	748
Total current liabilities	2,230	2,773
Operating lease liabilities	747	744
Term notes	1,487	1,487
Other long-term liabilities	654	649
Stockholders’ equity	6,693	6,599
Total liabilities and stockholders’ equity	$11,811	$12,252

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(unaudited)

	Three Months Ended
	April 2, 2023	April 3, 2022
Revenue:
Product revenue	$922	$1,070
Service and other revenue	165	153
Total revenue	1,087	1,223
Cost of revenue:
Cost of product revenue (a)	285	299
Cost of service and other revenue (a)	99	69
Amortization of acquired intangible assets	48	40
Total cost of revenue	432	408
Gross profit	655	815
Operating expense:
Research and development (a)	341	323
Selling, general and administrative (a)	378	308
Total operating expense	719	631
(Loss) income from operations	(64)	184
Other expense, net	(14)	(44)
(Loss) income before income taxes	(78)	140
(Benefit) provision for income taxes	(81)	54
Net income	$3	$86
Earnings per share:
Basic	$0.02	$0.55
Diluted	$0.02	$0.55
Shares used in computing earnings per share:
Basic	158	157
Diluted	158	159

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended
	April 2, 2023	April 3, 2022
Cost of product revenue	$6	$6
Cost of service and other revenue	1	1
Research and development	38	36
Selling, general and administrative	48	49
Stock-based compensation expense before taxes	$93	$92

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended
	April 2, 2023	April 3, 2022
Net cash provided by operating activities	$10	$172
Net cash used in investing activities	(56)	(74)
Net cash (used in) provided by financing activities	(473)	21
Effect of exchange rate changes on cash and cash equivalents	2	—
Net (decrease) increase in cash and cash equivalents	(517)	119
Cash and cash equivalents, beginning of period	2,011	1,232
Cash and cash equivalents, end of period	$1,494	$1,351

Calculation of free cash flow:
Net cash provided by operating activities	$10	$172
Purchases of property and equipment	(52)	(61)
Free cash flow (a)	$(42)	$111

(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Revenue by Segment
(Dollars in millions)
(unaudited)

	Three Months Ended
	April 2, 2023	April 3, 2022	% Change
Consolidated revenue	$1,087	$1,223	(11)%
Less: Hedge gains	2	5
Consolidated revenue, excluding hedge effect	1,085	1,218
Less: Exchange rate effect	(26)	—
Consolidated constant currency revenue (a)	$1,111	$1,218	(9)%

Core Illumina revenue	$1,076	$1,221	(12)%
Less: Hedge gains	2	5
Core Illumina revenue, excluding hedge effect	1,074	1,216
Less: Exchange rate effect	(26)	—
Core Illumina constant currency revenue (a)	$1,100	$1,216	(10)%

(a) Constant currency revenue growth, which is a non-GAAP financial measure, is calculated using comparative prior period foreign exchange rates to translate current period revenue, net of the effects of hedges.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

TABLE 1: CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED EARNINGS PER SHARE:

	Three Months Ended
	April 2, 2023	April 3, 2022
GAAP earnings per share - diluted	$0.02	$0.55
Cost of revenue (b)	0.30	0.25
R&D expense (b)	0.01	—
SG&A expense (b)	0.22	(0.08)
Other expense, net (b)	0.08	0.24
GILTI and U.S. foreign tax credits (c)	(0.28)	0.15
Incremental non-GAAP tax expense (d)	(0.32)	(0.07)
Income tax provision (e)	0.05	0.03
Non-GAAP earnings per share - diluted (a)	$0.08	$1.07

TABLE 2: CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:

	Three Months Ended
	April 2, 2023	April 3, 2022
GAAP net income	$3	$86
Cost of revenue (b)	48	40
R&D expense (b)	2	—
SG&A expense (b)	35	(12)
Other expense, net (b)	11	38
GILTI and U.S. foreign tax credits (c)	(44)	24
Incremental non-GAAP tax expense (d)	(50)	(11)
Income tax provision (e)	8	4
Non-GAAP net income (a)	$13	$169

All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP net income and diluted earnings per share exclude the effects of the pro forma adjustments as detailed above. Non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future operating performance.
(b) Refer to the Itemized Reconciliations between GAAP and Non-GAAP Results of Operations for the components of these amounts.
(c) Amounts represent the impact of GRAIL pre-acquisition net operating losses on GILTI and the utilization of U.S. foreign tax credits.
(d) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(e) Amounts represent the difference between book and tax accounting related to stock-based compensation cost.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3: ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	April 2, 2023
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$687	63.8%	$(25)	$(7)	$655	60.3%
Amortization of acquired intangible assets	14	1.4%	34	—	48	4.4%
Non-GAAP gross profit (a)	$701	65.2%	$9	$(7)	$703	64.7%

GAAP R&D expense	$259	24.1%	$86	$(4)	$341	31.4%
Acquisition-related expenses (d)	(1)	(0.1)%	—	—	(1)	(0.1)%
Restructuring (g)	(1)	(0.1)%	—	—	(1)	(0.1)%
Non-GAAP R&D expense	$257	23.9%	$86	$(4)	$339	31.2%

GAAP SG&A expense	$286	26.6%	$93	$(1)	$378	34.8%
Amortization of acquired intangible assets	—	—	(1)	—	(1)	(0.1)%
Acquisition-related expenses (d)	(20)	(1.8)%	(5)	—	(25)	(2.3)%
Restructuring (g)	(1)	(0.1)%	—	—	(1)	(0.1)%
Legal contingency and settlement (h)	(2)	(0.2)%	—	—	(2)	(0.2)%
Proxy contest	(6)	(0.6)%	—	—	(6)	(0.6)%
Non-GAAP SG&A expense	$257	23.9%	$87	$(1)	$343	31.5%

GAAP operating profit (loss)	$142	13.2%	$(204)	$(2)	$(64)	(5.7)%
Cost of revenue	14	1.3%	34	—	48	4.4%
R&D costs	2	0.2%	—	—	2	0.2%
SG&A costs	29	2.7%	6	—	35	3.0%
Non-GAAP operating profit (loss) (a)	$187	17.4%	$(164)	$(2)	$21	1.9%

GAAP other (expense) income, net	$(17)	(1.6)%	$2	$—	$(14)	(1.3)%
Strategic investment related loss, net (e)	15	1.4%	—	—	14	1.3%
Gain on Helix contingent value right (f)	(3)	(0.3)%	—	—	(3)	(0.3)%
Non-GAAP other (expense) income, net (a)	$(5)	(0.5)%	$2	$—	$(3)	(0.3)%

All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided. Percentages of revenue are calculated based on the revenue of the respective segment.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3 (CONTINUED): ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	April 3, 2022
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$851	69.7%	$(29)	$(7)	$815	66.6%
Amortization of acquired intangible assets	6	0.5%	34	—	40	3.3%
Non-GAAP gross profit (a)	$857	70.2%	$5	$(7)	$855	69.9%

GAAP and non-GAAP R&D expense	$238	19.5%	$85	$—	$323	26.4%

GAAP SG&A expense	$251	20.6%	$58	$(1)	$308	25.2%
Acquisition-related expenses (d)	(33)	(2.7)%	(3)	—	(36)	(2.9)%
Contingent consideration liabilities (c)	49	4.0%	—	—	49	4.0%
Amortization of acquired intangible assets	—	—	(1)	—	(1)	(0.1)%
Non-GAAP SG&A expense	$267	21.9%	$54	$(1)	$320	26.2%

GAAP operating profit (loss)	$362	29.6%	$(172)	$(6)	$184	15.0%
Cost of revenue	6	0.5%	34	—	40	3.3%
SG&A costs	(16)	(1.3)%	4	—	(12)	(1.0)%
Non-GAAP operating profit (loss) (a)	$352	28.8%	$(134)	$(6)	$212	17.3%

GAAP other expense, net	$(44)	(3.6)%	$—	$—	$(44)	(3.6)%
Strategic investment related loss, net (e)	43	3.5%	—	—	43	3.5%
Gain on Helix contingent value right (f)	(5)	(0.4)%	—	—	(5)	(0.4)%
Non-GAAP other expense, net (a)	$(6)	(0.5)%	$—	$—	$(6)	(0.5)%

All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided. Percentages of revenue are calculated based on the revenue of the respective segment.

(a) Non-GAAP gross profit, included within non-GAAP operating profit (loss), is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit (loss) and non-GAAP other (expense) income, net exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures related to our Core Illumina and GRAIL segments.
(b) Reconciling amounts are recorded in cost of revenue.
(c) Amounts consist primarily of fair value adjustments for our contingent consideration liability related to the GRAIL acquisition.
(d) Amounts consist primarily of legal expenses related to the acquisition of GRAIL.
(e) Amounts consist primarily of mark-to-market adjustments and impairments from our strategic investments.
(f) Amounts consist of fair value adjustments related to our Helix contingent value right.
(g) Amounts consist primarily of employee severance costs related to restructuring activities.
(h) Amount consists of a loss related to a patent litigation settlement.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 4: CONSOLIDATED ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP TAX (BENEFIT) PROVISION:

	Three Months Ended
	April 2, 2023
GAAP tax benefit	$(81)	103.9%
Incremental non-GAAP tax expense (b)	50
Income tax provision (c)	(8)
GILTI and U.S. foreign tax credits (d)	44
Non-GAAP tax provision (a)	$5	27.3%

	Three Months Ended
	April 3, 2022
GAAP tax provision	$54	38.3%
Incremental non-GAAP tax expense (b)	11
Income tax provision (c)	(4)
GILTI and U.S. foreign tax credits (d)	(24)
Non-GAAP tax provision (a)	$37	17.8%

(a) Non-GAAP tax provision excludes the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in this measure to assist investors in analyzing and assessing past and future operating performance.
(b) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed in Table 2.
(c) Amounts represent the difference between book and tax accounting related to stock-based compensation cost.
(d) Amounts represent the impact of GRAIL pre-acquisition net operating losses on GILTI and the utilization of U.S. foreign tax credits.

Illumina, Inc.
Reconciliation of Consolidated Non-GAAP Financial Guidance
(unaudited)

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended January 1, 2023 filed with the SEC on February 17, 2023. We assume no obligation to update any forward-looking statements or information.

TABLE 5: RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED (LOSS) EARNINGS PER SHARE GUIDANCE:

Fiscal Year 2023
Consolidated GAAP diluted loss per share (b)	$(0.28) - $(0.03)
Amortization of acquired intangible assets	1.23
Legal contingency and settlement (c)	0.02
Acquisition-related expenses (d)	0.16
Strategic investment related loss, net (e)	0.09
Gain on Helix contingent value right (f)	(0.02)
Restructuring (g)	0.01
GILTI and U.S. foreign tax credits (h)	0.42
Incremental non-GAAP tax expense (i)	(0.63)
Income tax provision (j)	0.05
Proxy contest	0.20
Consolidated non-GAAP diluted earnings per share (a)(b)	$1.25 - $1.50

(a) Non-GAAP diluted earnings per share excludes the effects of the pro forma adjustments as detailed above. Non-GAAP diluted earnings per share is a key component of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in this measure to assist investors in analyzing and assessing our past and future operating performance.
(b) Amounts assume that the existing R&D capitalization requirements are not repealed in 2023 and, as a result, reflect an impact of approximately $75 million.
(c) Amount consists of a loss related to a patent litigation settlement that occurred in Q1 2023.
(d) Amounts consist primarily of legal expenses incurred through Q1 2023 related to the acquisition of GRAIL.
(e) Amounts consist primarily of mark-to-market adjustments and impairments recognized in Q1 2023 on our strategic investments.
(f) Amount consists of a fair value adjustment recognized in Q1 2023 on our Helix contingent value right.
(g) Amounts consist primarily of employee severance costs related to restructuring activities incurred in Q1 2023.
(h) Amount represents the impact of GRAIL pre-acquisition net operating losses on GILTI and the utilization of U.S. foreign tax credits.
(i) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed.
(j) Amount represents the difference between book and tax accounting related to stock-based compensation cost recognized in Q1 2023.